UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     September 1, 2007

TriMas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10716	38-2687639
(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

(248) 631-5450
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                               Compensatory Arrangements of Certain Officers.

Effective September 1, 2007, the Compensation Committee of the Board of Directors of TriMas Corporation (the “Company”) granted the following equity awards under the Company’s 2006 Long Term Equity Incentive Plan to the following individuals who have been included as the “named executive officers” in the Company’s Registration Statement on Form S-1:

Name	Title	Restricted Stock	Range of Performance Units
Grant H. Beard	President	25,000	25,000 – 42,000

E.R. Autry, Jr.	Chief Financial Officer	11,000	11,000 – 18,480

Lynn A. Brooks	President, Packaging Systems	8,500	8,500 – 14,280

Edward L. Schwartz	President, Recreational Accessories and RV & Trailer Products	9,000	9,000 – 15,120

Joshua A. Sherbin	General Counsel	7,000	7,000 – 11,760

Each award consists of (i) restricted shares of the Company’s common stock that vest equally over three years, and (ii) performance units that vest equally over three years provided that a specified threshold earnings target is met for fiscal year 2007.  If the threshold earnings target for fiscal year 2007 is not met, the performance units are forfeited.  Each performance unit consists of the right to receive between 1.0 and 1.68 shares of the Company’s common stock depending on the extent to which a range of specified earnings targets above the threshold are met for fiscal year 2007.  Any unvested shares of restricted stock and unvested performance units are forfeited if the holder terminates employment with the Company or if the holder’s employment is terminated by the Company for Cause (as defined).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
General Counsel

Date:  September 10, 2007